UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2020

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35493	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Units, $0 par	SPLP	New York Stock Exchange
6.0% Series A Preferred Units	SPLP-PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Steel Partners Holdings L.P., a Delaware limited partnership (the “Company”), held a special meeting of its limited partners on February 20, 2020 (the “Special Meeting”) to approve the Company’s Eighth Amended and Restated Agreement of Limited Partnership (the “Amended LP Agreement”). The Amended LP Agreement provides for (i) a three-year extension of the provisions designed to protect the tax benefits of the net operating loss carryforwards of the Company’s subsidiaries and portfolio companies (the “Tax Benefits”) and (ii) an expanded definition of “stock ownership,” as contained in the provisions designed to protect the Tax Benefits. The material terms of the amendments in the Amended LP Agreement are described in Proposals 1 and 2 in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on January 27, 2020, which are incorporated herein by reference. On February 20, 2020, immediately following the Special Meeting, Steel Partners Holdings GP Inc., the Company’s general partner, entered into the Amended LP Agreement.

The above description of the Amended LP Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended LP Agreement, which is filed as Exhibit 3.1 to this report and is incorporated herein by reference. Additionally, a copy of the Amended LP Agreement, marked to show changes, is attached as Exhibit 3.2 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, a total of 25,023,128 common limited partnership units (“LP Units”) of the Company were entitled to vote as of January 21, 2020, the record date for the Special Meeting. There were 17,371,871 LP Units present in person or by proxy at the Special Meeting, representing approximately 69.42% of the LP Units entitled to vote. At the Special Meeting, unitholders were asked to vote on two proposals; set forth below are the matters acted upon by the unitholders at the Special Meeting and the final voting results of each such proposal.

Proposal 1

The unitholders approved the adoption of the Amended LP Agreement to provide for a three-year extension of the provisions designed to protect the Tax Benefits.

For	16,347,814
Against	1,024,057
Abstain	0
Broker Non-Votes	7,651,257

Proposal 2

The unitholders approved the adoption of the Amended LP Agreement to provide for an expanded definition of “stock ownership,” as contained in the provisions designed to protect the Tax Benefits.

For	16,371,315
Against	1,000,486
Abstain	70
Broker Non-Votes	7,651,257

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Eighth Amended and Restated Agreement of Limited Partnership of Steel Partners Holdings L.P., dated as of February 20, 2020.
3.2	Eighth Amended and Restated Agreement of Limited Partnership of Steel Partners Holdings L.P., dated as of February 20, 2020 (marked).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 24, 2020	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ Douglas B. Woodworth
Douglas B. Woodworth
Chief Financial Officer